Exhibit 99.1

 United Wisconsin Grain Producers LLC

PRESS RELEASE

THURSDAY, APRIL 22, 2004

United Wisconsin Grain Producers, LLC Ethanol Project

United Wisconsin Grain Producers, LLC (UWGP) has successfully completed the offering of ownership units in the UWGP 40-million gallon ethanol production facility located in Friesland, Wisconsin.  The offering, valued at $27,500,000.00, has recently sold out.  UWGP has approximately 880 investors, 92% of whom reside in Wisconsin.  Further, 58% reside in the four counties of Columbia, Dodge, Fond du Lac and Green Lake.  UWGP has also closed its loan package with AgStar in February.  Work on the facility is well under way and our scheduled production start date is March 2005.

The Board and Management extend its sincere thanks to all of our investors and associates for your support of our community owned project.

Weekly updated pictures and information are posted at www.uwgp.com.  For more information, please call the UWGP office at (877) 679-6788 or (920) 348-5016.